                                                                      EXHIBIT 11

                            DOLE FOOD COMPANY, INC.
                   Computations of Earnings per Common Share
                                  (Unaudited)
                      (in 000s, except per share amounts)

                                                           Quarter Ended
                                                       -------------------------
                                                       October 7,     October 8,
                                                          1995           1994
                                                       ----------     ----------
PRIMARY
 Income (loss) from continuing operations
   applicable to common shares                         $  14,278       $(2,006)
 Income (loss) from discontinued operations
   applicable to common shares                          (105,054)        3,291
                                                       ---------       -------
 Net income (loss) from continuing operations
   applicable to common shares                         $ (90,776)      $ 1,285
                                                       =========       =======


 Average number of common shares outstanding
   during the period                                      59,764        59,477
   Add:
     Shares issuable upon exercise of stock
       options at average prices during the
       period                                                 70           215
                                                       ---------       -------
         Total primary shares                             59,834        59,692
                                                       =========       =======

Primary earnings per common share:
 Continuing operations                                 $    0.24       $ (0.03)
 Discontinued operations                                   (1.76)         0.05
                                                       ---------       -------
 Net income (loss)                                     $   (1.52)      $  0.02
                                                       =========       =======


FULLY DILUTED
 Income (loss) from continuing operations
   applicable to common shares                         $  14,278       $(2,006)
  Income (loss) from discontinued operations
   applicable to common shares                          (105,054)        3,291
                                                       ---------       -------
 Net income (loss) from continuing operations
   applicable to common shares                         $ (90,776)      $ 1,285
                                                       =========       =======


 Average number of common shares outstanding
   during the period                                      59,764        59,477
   Add:
     Shares issuable upon exercise of stock
       options at higher of average prices
       or end of period prices                               234           215
                                                       ---------       -------
         Total fully diluted shares                       59,998        59,692
                                                       =========       =======

Fully diluted earnings per common share:
 Continuing operations                                 $    0.24       $ (0.03)
 Discontinued operations                                   (1.76)         0.05
                                                       ---------       -------
 Net income (loss)                                     $   (1.52)      $  0.02
                                                       =========       =======

                                                                      EXHIBIT 11
                                                                     (Continued)
                            DOLE FOOD COMPANY, INC.
                   Computations of Earnings per Common Share
                                  (Unaudited)
                      (in 000s, except per share amounts)


                                                         Three Quarters Ended
                                                      -------------------------
                                                        October 7,  October 8,
                                                           1995        1994
                                                      ------------  -----------
PRIMARY
 Income from continuing operations
   applicable to common shares                          $ 114,544       $60,841
 Income (loss) from discontinued operations
   applicable to common shares                           (103,037)        5,846
                                                        ---------       -------
 Net income from continuing operations
   applicable to common shares                          $  11,507       $66,687
                                                        =========       =======

 Average number of common shares outstanding
   during the period                                       59,594        59,470
   Add:
      Shares issuable upon exercise of stock
       options at average prices during the
       period                                                 147           226
                                                        ---------       -------
          Total primary shares                             59,741        59,696
                                                        =========       =======
Primary earnings per common share:
 Continuing operations                                  $    1.92       $  1.02
 Discontinued operations                                    (1.73)         0.10
                                                        ---------       -------
 Net income                                             $    0.19       $  1.12
                                                        =========       =======
FULLY DILUTED
 Income from continuing operations
   applicable to common shares                          $ 114,544       $60,841
 Income (loss) from discontinued operations
   applicable to common shares                           (103,037)        5,846
                                                        ---------       -------
 Net income from continuing operations
   applicable to common shares                          $  11,507       $66,687
                                                        =========       =======
 Average number of common shares outstanding
   during the period                                       59,594        59,470
   Add:
      Shares issuable upon exercise of stock
        options at higher of average prices
        or end of period prices                               234           226
                                                        ---------       -------
          Total fully diluted shares                       59,828        59,696
                                                        =========       =======
Fully diluted earnings per common share:
 Continuing operations                                  $    1.92       $  1.02
 Discontinued operations                                    (1.73)         0.10
                                                        ---------       -------
 Net income                                             $    0.19       $  1.12
                                                        =========       =======

                                      -15-